SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 13, 2004

IMCO RECYCLING INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(972) 401-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 13, 2004, IMCO Recycling Inc.’s senior management, after discussions with its independent auditors, Ernst & Young LLP, concluded, and its audit committee concurred, that the previously issued financial statements contained in the Company’s 2003 Form 10-K and first and second quarter 2004 Form 10-Qs should no longer be relied upon and would be restated to make necessary accounting adjustments.

The restatements will be effected through amendments to IMCO’s 2003 Form 10-K and its first and second quarter 2004 Form 10-Qs. The restatements principally relate to the accounting treatment concerning the previously-disclosed redemption in 2003 of the 50% share interest previously owned by IMCO’s former joint venture partner, Hydro Aluminium Deutschland GmbH (Hydro), in VAW-IMCO Guss und Recycling GmbH, IMCO’s German subsidiary (VAW-IMCO).

In March 2003, IMCO entered into an agreement with VAW-IMCO and Hydro, finalizing the terms and conditions by which VAW-IMCO would redeem its shares owned by Hydro. As a result of this agreement, IMCO acquired voting control of VAW-IMCO, and, effective March 1, 2003, the financial condition and results of operations of VAW-IMCO were consolidated with IMCO’s.

Under the March 2003 agreement, the redemption amount was determined by the parties in accordance with the terms of VAW-IMCO’s governing instruments to be 30.41 million Euros (U.S.$32.3 million at that time). Under those governing instruments, the redemption amount plus interest was payable in annual installments over a five-year period. To reflect the liability for the redemption amount, IMCO recorded at that time on its consolidated balance sheet, a long-term liability for the amount of the redemption obligation. The first installment of 6.08 million Euros, plus interest of 613,000 Euros, was paid in March 2003.

In October 2003, IMCO refinanced substantially all of its outstanding indebtedness. In November 2003, using a portion of the funds from such refinancing, IMCO contributed to VAW-IMCO sums sufficient for VAW-IMCO to prepay the remaining redemption liability and redeem in full the VAW-IMCO shares owned by Hydro. VAW-IMCO paid Hydro a total of approximately 23.75 million Euros (U.S.$28.30 million) for (i) the redemption and (ii) an aluminum recycling furnace, related assets, and real estate located on and adjacent to a VAW-IMCO facility. As a result of the prepayment of the redemption obligation, IMCO recognized in the fourth quarter of 2003 a consolidated non-recurring non-cash net gain of $5,432,000 in other income, giving effect to the extinguishment of the redemption liability. At the time of the March 2003 and November 2003 transactions, IMCO’s management had discussed the accounting treatment for these transactions with the company’s independent auditors, who concurred with management’s conclusions.

In response to comments received from the staff of the Securities and Exchange Commission related to IMCO’s proposed merger with Commonwealth Industries, Inc. in 2004,

IMCO management, after discussions with Ernst & Young, concluded that a different accounting treatment should have been applied for the November 2003 transaction. As a result, the redemption liability prepayment in November 2003 will be recorded as an adjustment to the cost basis of the VAW-IMCO assets acquired and a reduction to goodwill for the fourth quarter of 2003, rather than as recognition of a non-cash gain. Neither the recording of the gain in 2003 nor this adjustment required or will require any tax provision for financial accounting purposes.

Additionally, IMCO management, after discussions with Ernst & Young, determined that a receivable relating to certain litigation costs recorded in 2003 should be reclassified as an expense, resulting in additional pre-tax expense in 2003 of approximately $566,000 ($351,000 after tax). This amount was recovered in 2004 and will be reflected as income in the third quarter of 2004.

IMCO management also determined to restate its consolidated balance sheets as of December 31, 2003, March 31, 2004 and June 30, 2004, to reclassify outstanding debt under IMCO’s senior secured revolving credit facility from long-term to current. This reclassification resulted from prior provisions in force under this facility relating to a lock-box account arrangement to apply cash receipts from certain receivables against borrowings under the facility, and certain default provisions. In July 2004, IMCO amended this facility, as described in its Current Report on Form 8-K filed on July 20, 2004.

IMCO’s net earnings for its fiscal year ended December 31, 2003 as previously reported were $4,971,000, or $0.33 per share. As a result of the restatements, the net earnings amounts have been adjusted to be a net loss of ($812,000), or ($0.06) per share, for 2003. The restatements have no effect on IMCO’s consolidated gross profits.

IMCO expects to file amendments to its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004 reflecting these restatements prior to filing its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2004. The 2003 and first and second quarter 2004 historical financial statements referenced above should not be relied upon until such time as IMCO files the restatements on such amendments.

The decision to restate IMCO’s financial statements referenced in this report based on these matters was made by IMCO’s board of directors and audit committee, upon the recommendation of senior management and with the concurrence of Ernst & Young. The adjustments do not impact the company’s current cash or liquidity positions, nor do they affect IMCO’s compliance with its financial covenants under its debt facilities.

The IMCO board of directors and audit committee have discussed with Ernst & Young the matters disclosed in this Current Report on Form 8-K.

A copy of IMCO’s October 19, 2004 press release announcing the restatements is attached hereto as Exhibit 99.1. This Form 8-K and Exhibit 99.1 contain statements intended as forward-looking statements under the Private Securities Litigation Reform Act of 1995, which are subject to the cautionary statements set forth in Exhibit 99.1. Actual results may vary materially from those described in such forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated: October 19, 2004	/s/ ROBERT R. HOLIAN
Robert R. Holian Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 19, 2004.